UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

LAKELAND INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325, Huntsville, Alabama 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lakeland Industries, Inc. Employee Stock Purchase Plan

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Lakeland Industries, Inc. (the “Company”) held on June 13, 2024, the Company’s stockholders approved the adoption of the Lakeland Industries, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP previously had been adopted, subject to stockholder approval, by the Board of Directors of the Company (the “Board”) on April 26, 2024.

The principal features of the ESPP are described in detail under “Proposal No. 5 - Approval of the Lakeland Industries, Inc. Employee Stock Purchase Plan” of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 1, 2024 (the “Proxy Statement”). The foregoing description is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.1.

Amendment to Lakeland Industries, Inc. 2017 Equity Incentive Plan

At the Annual Meeting, the Company’s stockholders approved the amendment (the “Plan Amendment”) to the Company’s 2017 Equity Incentive Plan (as amended, the “2017 Plan”), to increase the number of shares authorized for issuance under the 2017 Plan from 840,000 shares to 1,240,000 shares.

The Plan Amendment previously had been approved, subject to stockholder approval, by the Board on April 26, 2024. The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

The principal features of the 2017 Plan, as amended to reflect the Plan Amendment, are described in detail under “Proposal No. 6 – Approval of an Amendment to the Lakeland Industries, Inc. 2017 Equity Incentive Plan to Increase the Authorized Shares” of the Proxy Statement. The foregoing description is qualified in its entirety by reference to the text of the 2017 Plan, as amended to reflect the Plan Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on six proposals. A brief description of and tabulation of votes for each proposal are set forth below. Voting results are, when applicable, reported by rounding fractional share voting to the nearest whole share.

Proposal 1. The Board’s nominees for Class II directors were elected to serve for three years expiring at the Company’s 2027 Annual Meeting of Stockholders and until each of their respective successors is duly elected and qualified, by the votes set forth below. There were 111,773 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Martin G. Glavin	4,096,009	18,036
Jeffrey T. Schlarbaum	4,094,574	19,470

Proposal 2. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
4,220,272	4,933	613

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Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 111,773 broker non-votes with respect to the proposal.

For	Against	Abstain
3,840,565	12,493	260,985

Proposal 4. The Company’s stockholders considered, on an advisory (non-binding) basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers. There were 111,773 broker non-votes with respect to the proposal.

One Year	Two Years	Three Years	Abstain
3,320,836	51,436	459,900	281,873

Based on the vote of our stockholders at the Annual Meeting, and consistent with the Board’s recommendation set forth in the Proxy Statement the Board has determined that the Company will conduct a vote to approve, on an advisory basis, the compensation of the Company’s named executive officers every year until the next stockholder advisory vote on the frequency of say-on-pay advisory votes or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

Proposal 5. The Company’s stockholders approved the Lakeland Industries, Inc. Employee Stock Purchase Plan by the votes set forth below. There were 111,773 broker non-votes with respect to the proposal.

For	Against	Abstain
4,016,086	5,283	92,676

Proposal 6. The Company’s stockholders approved the Amendment to the Lakeland Industries, Inc. 2017 Equity Incentive Plan by the votes set forth below. There were 111,773 broker non-votes with respect to the proposal.

For	Against	Abstain
3,908,223	198,403	7,418

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Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1*	Lakeland Industries, Inc. Employee Stock Purchase Plan

10.2*	Lakeland Industries, Inc. 2017 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 17, 2024	By:	/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

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